UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                   Form 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  May 12, 2004

                                  Boots & Coots
                        International Well Control, Inc.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 1-13817

               Delaware                                11-2908692
    (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

        11615 N. Houston Rosslyn                          77086
             Houston, Texas                             (Zip Code)
 (Address of Principal Executive Offices)


                                  281-931-8884
              (Registrant's telephone number, including area code)

                      INFORMATION TO BE INCLUDED IN REPORT

Item 12. This Amendment No. 1 to Form 8-K Filed May 14, 2004, Amends Such Filing in its Entirety to Include a Condensed Consolidated Balance Sheet Inadvertently Excluded From the Original Filing.

     On May 12, 2004 the registrant issued a press release entitled   "Boots &
Coots reports operating results for the first quarter ended March 31, 2004."

     The following information is being furnished pursuant to Item 12 "Disclosure of Results of Operations and Financial Condition."

      The Company's press release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.


     The text of the press release is as follows:


   BOOTS & COOTS REPORTS OPERATING RESULTS FOR THE FIRST QUARTER ENDED MARCH 31,
                                      2004


HOUSTON  (May  12, 2004) - Boots & Coots International Well Control, Inc. (Amex:
WEL), reported today that revenues for the first quarter ended March 31, 2004, were $4.4 million, a decrease of $6.5 million compared with revenue of $10.9 million for the same period in 2003. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $0.6 million in the current period compared to $4.3 million in the same period for the prior year. Net income for the current period was $8 thousand versus a net income of $3.3 million for the prior year period. Net loss attributable to common stockholders was $0.1 million for the current period compared to a net income attributable to common stockholders of $2.6 million in the prior year period.

"As we expected and stated in our March earnings call, the first quarter of this year reflected a decrease in prevention service revenues from the prior year. However, excluding an equipment sale associated with our work in Iraq during the first quarter of last year, prevention service revenues increased $0.1 million," stated Jerry Winchester, President and Chief Executive Officer. "We expect these non-event revenues to improve in the second quarter and, for the year, our expectation remains that the expansion of existing SafeGuard services and the development of new SafeGuard locations will expand our base prevention revenues to the point they will sustain the company's operations, with any response revenues having a positive impact on the bottom line."

Operational  highlights  include:

- Prevention revenues were $2.13 million for the first quarter compared to $8.66 million for the first quarter of 2003. Included in 2003 is a $6.63 million equipment sale related to the Restore Iraq Oil (RIO) contract.

- Response revenues were flat at $2.3 million for the first quarter of 2004 and 2003.
- At March 31, 2004 the company reported working capital of $7.5 million and total debt of $11.9 million. Net cash provided by operating activities was $1.1 million in the quarter.


About  Boots  &  Coots


Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires around the world. Boots & Coots' proprietary risk management program, WELLSURE(R), combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. The Company's SafeGuard program, developed for regional producers and operators sponsored by Boots & Coots, provides dedicated emergency response services, risk assessment and contingency planning, and continuous training and education in all aspects of critical well management. For more information, visit the Company's web site at www.bncg.com.

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.
                                       ------------------

================================================================================

                                (Tables to follow)

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                          SUMMARY OF OPERATING RESULTS
                                   (UNAUDITED)


                     (in thousands except per share amounts)

-----------------------------------------------------------------------
                                                   Three Months Ended
                                                        March 31,
                                                -----------------------
                                                   2004         2003
-----------------------------------------------------------------------

Service Revenues                                $    4,411   $    4,302
-----------------------------------------------------------------------
Equipment Sales Revenues                        $        0   $    6,629
-----------------------------------------------------------------------

Total Revenues                                  $    4,411   $   10,931
-----------------------------------------------------------------------

Earnings Before Interest, Taxes, Depreciation
and Amortization (1)                            $      580   $    4,272
-----------------------------------------------------------------------

Income from Continuing Operations               $        8   $    3,298
-----------------------------------------------------------------------

Income from Discontinued Operations, Net of
Income Taxes                                            --   $       15
-----------------------------------------------------------------------

Net Income                                      $        8   $    3,313
-----------------------------------------------------------------------

Preferred Dividend Requirements and Accretion   $      122   $      732
-----------------------------------------------------------------------

Net Income (Loss) Attributable to
Common Stockholders                             $     (114)  $    2,581
-----------------------------------------------------------------------

Income (Loss) Per Share - Basic
     -    Continuing Operations                      (0.00)        0.19
     -    Discontinued Operations                     0.00         0.00
     -    Net Income (Loss)                          (0.00)        0.19
-----------------------------------------------------------------------

Weighted Average Common Shares Outstanding
     -    Basic                                     27,300       13,495
-----------------------------------------------------------------------

Income (Loss) Per Share - Diluted
     -    Continuing Operations                      (0.00)        0.14
     -    Discontinued Operations                     0.00         0.00
     -    Net Income (Loss)                          (0.00)        0.14
-----------------------------------------------------------------------

Weighted Average Common Shares Outstanding
     -    Diluted                                   27,300       18,061
-----------------------------------------------------------------------

     1. Earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, is not a defined term within Generally Accepted Accounting Principles. The table below reconciles Net Income to Earnings before interest, taxes, depreciation and amortization (EBITDA)

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
           UNAUDITED RECONCILIATION BETWEEN CONSOLIDATED STATEMENT OF
  OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

                                  (in thousands)

----------------------------------------------------------------
                                           Three Months Ended
                                                March 31,
                                         -----------------------
                                            2004        2003
----------------------------------------------------------------

Net Income                               $        8  $    3,313
----------------------------------------------------------------

(Income) from Discontinued Operations,
Net of Income Taxes                      $       --        ($15)
----------------------------------------------------------------

Income Tax Expense                       $      323  $      304
----------------------------------------------------------------

Interest Expense (Income)                $       --  $      425
----------------------------------------------------------------

Depreciation and Amortization            $      249  $      245
----------------------------------------------------------------

Earnings Before Interest, Taxes,
Depreciation and Amortization            $      580  $    4,272
----------------------------------------------------------------

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

----------------------------------------------------------------
                                       March 31,   December 31,
                                         2004          2003
                                      --------------------------

Current Assets                        $   12,565   $      16,323
----------------------------------------------------------------

Current Liabilities                   $    5,060   $       6,948
----------------------------------------------------------------

Total Working Capital                 $    7,505   $       9,375
----------------------------------------------------------------

Total Assets                          $   15,758   $      19,726
----------------------------------------------------------------

Long Term Debt and Notes Payable      $   10,741   $      12,398
----------------------------------------------------------------

Total Liabilities                     $   15,801   $      19,346
----------------------------------------------------------------

Total Shareholders' Equity (Deficit)  $      (43)  $         380
----------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        BOOTS & COOTS
                                        INTERNATIONAL WELL
                                        CONTROL, INC.

                                       By: /s/  JERRY  WINCHESTER
                                          ----------------------------
                                                Jerry Winchester
                                            Chief Executive Officer

                                       By: /s/  KEVIN  JOHNSON
                                          ----------------------------
                                                Kevin Johnson
                                          Principal Accounting Officer

Date:  May 20, 2004